Sub-Item 77K: Changes in registrant s certifying accountant Previous Independent Auditors
   On July 17, 2015, Grant Thornton LLP ( GT ) notified us
that as of that date, it had resigned as our independent
registered accountant.
(i)	GT s report on the financial statements of the
Company for the years ended September 30, 2014 and 2013
did not contain an adverse opinion or disclaimer
of opinion, and was not qualified or modified as
to uncertainty, audit scope or accounting principles.
(ii)	Upon resignation of GT, the decision to
appoint Sanville & Company as its new independent
auditors was recommended for approval by the directors
of the Company who are not  interested persons  on
August 17, 2015.
(iii)	During the Company s two most recent fiscal
years, and through July 17, 2015, there were
no disagreements with GT on any matter of
accounting principles or practices, financial
statement disclosure, or auditing scope or procedure,
which disagreements, if not resolved to the satisfaction
of GT, would have caused it to make reference to
the subject matter of the disagreements in connection
with its report.
(iv)	During the Company s two most recent fiscal
years, and through July 17, 2015, GT did not:
	(A)	advise the Company that the internal controls
necessary for the Company to develop reliable financial
statements did not exist;
	(B)	advise the Company that information had come to
GT s attention that had led it to no longer be able to
rely on management s representations, or that had made it unwilling to be associated with the financial statements prepared by management;
	(C)	(1) advise the Company of the need to expand
significantly the scope of its audit, or that information
had come to GT s attention during the Company s two most
recent fiscal years, and through July 17, 2015, that if
further investigated may (a) materially impact the
fairness or reliability of either: a previously
issued audit report or the underlying financial
statements; or the financial statements issued or to
be issued covering the fiscal period(s) subsequent to
the date of the most recent financial statements covered
by an audit report (including information that may
prevent it from rendering an unqualified audit report
on those financial statements), or (b) cause it to
be unwilling to rely on management s representations or
be associated with the Company s financial statements,
and (2) due to GT s resignation, or for any other
reason, GT did not so expand the scope of its audit
or conduct such further investigation; or
	(D)	(1) advise the Company that information had
come to GT s attention that it had concluded materially impacts the fairness or reliability of either (a) a previously issued audit report or the underlying financial statements, or (b) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to GT s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (2) due to GT s resignation, or for any other reason, the issue has not been resolved to GT s satisfaction prior to its resignation.

New Independent Auditors
   On August 17, 2015, the directors of the Company who are not interested persons unanimously appointed Sanville & Company as the Company s independent registered public accountants to audit its financial statements for the year ended September 30, 2015. Prior to appointing Sanville & Company, the Company did not consult Sanville & Company regarding:
the application of accounting principles to a specified transaction, either completed or proposed;
or the type of audit opinion that might be rendered on the Company s financial statements, and no written report or oral advice was provided to the Company that Sanville & Company concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was a subject of a disagreement or a reportable event.
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